Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Robert Forrester	Gina Nugent
Executive Vice President, Chief Financial Officer	VP, Corporate Communications
CombinatoRx, Incorporated	CombinatoRx, Incorporated
Phone: 617-301-7100	Phone: 617-301-7100
Fax: 617-301-7010	Fax: 617-301-7010
rforrester@combinatorx.com	gnugent@combinatorx.com

COMBINATORX APPOINTS LYNN BAIRD, PH.D., AS SENIOR VICE PRESIDENT OF REGULATORY AFFAIRS, QA/QC

Cambridge, MA - April 24, 2006 – CombinatoRx, Incorporated (NASDAQ: CRXX) announced today the appointment of Lynn G. Baird, Ph.D. as Senior Vice President, Regulatory Affairs, Quality Assurance and Quality Control. With more than 25 years of related industry experience, Dr. Baird will join the CombinatoRx senior management team reporting to Alexis Borisy, President and CEO. In this newly created position, Dr. Baird will be responsible for all aspects of domestic and international regulatory affairs, including developing strategic plans for regulatory approvals of our product candidates and compliance with all regulatory agencies worldwide.

“Dr. Baird’s significant experience, including her history of successful regulatory filings, builds upon our existing management and development strengths as we continue to advance our product candidates,” commented Alexis Borisy, President and CEO of CombinatoRx, Incorporated.

Dr. Baird most recently served as Senior Vice President Regulatory Affairs and Quality Systems at Dyax Corp., a biotechnology company. Prior to Dyax, she was Vice President of Regulatory Affairs at Reprogenesis, Inc. and its successor Curis, Inc.  Her previous experience also includes positions at CytoTherapeutics, Inc., Johnson and Johnson and Creative BioMolecules.  Her responsibilities at various times during her career included Development, Regulatory Affairs, Quality, Clinical and Preclinical Development.  Dr. Baird received her Ph.D. in microbiology and immunology from Virginia Commonwealth University and a M.S. in Chemistry and a B.S. in psychology from Virginia Polytechnic Institute.

“I am excited to join the management team during this important stage of the Company’s development, and look forward to contributing to the future success of CombinatoRx” commented Dr. Baird.

About CombinatoRx

CombinatoRx, Incorporated is a biopharmaceutical company focused on developing new medicines built from synergistic combinations of approved drugs, designed to attack disease on multiple fronts. CombinatoRx applies its proprietary combination drug discovery technology to identify new combination product candidates in a number of disease areas, including immuno-inflammatory disease, oncology, metabolic disease, neurodegenerative disease, and infectious disease. We are currently developing a portfolio of 6 product candidates targeting multiple diseases which were discovered by applying our proprietary screening technology. For further information, please visit the CombinatoRx website at www.combinatorx.com.

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245 First Street, Cambridge MA 02142

Ph: 617 301 7000   Fax: 617 301 7010   www.combinatorx.com

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its plans for its product candidates and its drug discovery technology. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the CombinatoRx drug discovery technology, the Company’s ability to initiate and successfully complete clinical trials of its product candidates, potential difficulty and delays in obtaining regulatory approval for the sale and marketing of its product candidates, the Company’s ability to obtain additional funding for its research and development and those other risks that can be found in the “Risk Factors” section of the CombinatoRx Annual Report Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward looking statements. CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

(c) 2006 CombinatoRx, Incorporated. All rights reserved.

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